Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of First Connecticut Bancorp, Inc. of our report dated March 24, 2011, relating to the financial statements of First Connecticut Bancorp, Inc., which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut
May 16 , 2011